UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
NOVEMBER 10, 2008
Date of Report (Date of earliest event reported)
EAGLE TEST SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51828	36-2917389
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)
2200 Millbrook Drive
Buffalo Grove, Illinois 60089
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (847) 367-8282
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     On November 11, 2008, Eagle Test Systems, Inc. (the “Company”) issued a press release to announce that the U.S. Department of Justice granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to the previously announced merger agreement among the Company, Teradyne, Inc. (“Teradyne”) and Turin Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Teradyne. The Company also announced that the merger is expected to close on or about November 18, 2008, and that it has obtained all necessary consents required to close the transaction on such date. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
99.1	Press Release, dated November 11, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE TEST SYSTEMS, INC.
November 12, 2008	By:	/s/ Stephen J. Hawrysz
	Name:	Stephen J. Hawrysz
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated November 11, 2008.

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